Exhibit 4.3

Material marked [*] has been omitted pursuant to a request for confidential treatment. This material has been filed with the Commission separately.

USD 2,000,000,000

COMMITTED BUY/SELL BACK FACILITY AGREEMENT

between

EKSPORTFINANS ASA

as Company

and

DANSKE BANK A/S

DnB NOR BANK ASA

NORDEA BANK NORGE ASA

as Banks and Mandated Lead Arrangers

and

DnB NOR BANK ASA

as Agent

DATED 24 June 2010

This Committed Buy/Sell Back Facility Agreement (the "Agreement") is made as of 24 June 2010 between:

(1)	EKSPORTFINANS ASA of Dronning Mauds gate 15, N-0250 Oslo, Norway, organisation NO 816 521 432 (the "Company"); and

(2)	DnB NOR BANK ASA of Stranden 21, N-0021 Oslo, Norway, organisation NO 984 851 006,

(3)	DANSKE BANK A/S of Holmens Kanal 2-12, DK-1092 Copenhagen K, Denmark, CVR No. 61 12 62 28,

(4)	NORDEA BANK NORGE ASA of Middeltunsgate 17, N-0368 Oslo, Norway, organisation NO 911 044 110,

(5)	(each a "Bank" and “Mandated Lead Arranger” and together the "Banks" and “Mandated Lead Arrangers”); and DnB NOR BANK ASA of Stranden 21, N-0021 Oslo, Norway (as the "Agent").

1. DEFINITIONS

Affiliate:	means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Banking Day:	means a day upon which commercial banks are open for Transactions contemplated by this Agreement in Oslo and Copenhagen.

Business Day	has the meaning defined in the Master Repurchase Agreements.

Cancellation Event

means cancellation of a Commitment in accordance with Clause 6 (CANCELLATION OF UNDRAWN AMOUNTS BY THE COMPANY), cancellation due to an Illegality Event or any other cancellation rightfully exercised by the Company or the Banks.

Commitment:	means in relation to each Bank, an amount in USD equivalent to each Bank’s share of the Facility Amount.

Confirmation:	has the meaning defined in the Master Repurchase Agreements.

2

Default Notice	means a written notice served under Clause 9 of this Agreement stating that an event shall be treated as an Event of Default for the purposes of this Agreement.

ECB:

means the European Central Bank; the central bank for Europe's single currency, the euro; a legal personality under public international law, which legal basis for the single monetary policy is the Treaty on the European Union 92/C 191/01 establishing the European Community and the Statute of the European System of Central Banks and of the European Central Bank.

Eligible Securities:

means:

(a) FRNs with a maximum maturity of 5 years and a minimum S&P, Moody’s or Fitch rating of AA (or such other rating being equivalent thereto), subject to such securities being eligible as collateral in ECB or Norges Bank, or

(b) Residential Mortgage Backed Securities with a maximum WAL of 5 years and a S&P, Moody’s or Fitch rating of AAA (or such other rating being equivalent thereto), subject to such securities being eligible as collateral in the ECB.

Event of Default	has the meaning defined in Clause 9 of this Agreement.

Facility:	means this committed buy/sell back facility.

Facility Amount:	means USD 2,000,000,000.

Facility Availability Period:	means the period commencing on the Facility Commencement Date and up to and including the Facility Termination Date.

Facility Commencement Date:	means the date that this Agreement has been signed by all the parties.

Facility Document:	means this Agreement; the Master Repurchase Agreements; and any other document designated in writing as such by the Company and the Agent acting for and on behalf of all the Banks.

Facility Termination Date:	means the date falling 364 days from the Facility Commencement Date.

3

Fitch:	means Fitch Ratings Ltd., a wholly owned subsidiary of Fimalac SA., or any successor to its rating agency function.

FRN:	means floating-rate note, a note with a variable interest rate.

Funding Request Notice:

means a request substantially in the form of Exhibit 2 of this Agreement to be sent to the Agent (with an immediate e-mail copy to each of the Banks, according to the provisions of Clause 4 of this Agreement.

Holding Company:	of any other person, means a company in respect of which that other person is a Subsidiary.

Illegality Event	has the meaning set forth in Clause 9 of this Agreement.

LIBOR:

means in relation to any sum in USD for any Transaction, the London Inter Bank Offered Rate in respect of USD for the period equal to the tenor of that Transaction as quoted on Page BBAM on the Bloomberg Service (or such other page as may replace Page BBAM on that service) as of 11:00 am London time, on the date on which it is to be determined; or if there is no period equal to the tenor of that Transaction quoted on Page BBAM, the interpolated rate of the rates so quoted for the periods shorter and longer than the tenor of that Transaction.

Majority Banks:

means Banks representing more than 66 2/3 % of the outstanding amounts under the Facility from time to time, or, if no principal amount is outstanding hereunder at that time, Banks representing more than 66 2/3 % of the Facility Amount from time to time.

Margin Ratio:	has the meaning defined in the Master Repurchase Agreements.

Market Value:	has the meaning defined in the Master Repurchase Agreements.

Master Repurchase Agreements:

means the TBMA/ISMA Global Master Repurchase Agreements (2000 Version) each including Annex I, Annex II, Buy/Sell Back Annex and Annex III (Commitment Annex) (substantially in the forms enclosed as Exhibit 3 of this Agreement) entered into between the Company and each of the Banks.

Moody’s:	means Moody’s Investor Services Inc., or any

4

successor to its rating agency function.

Norges Bank:

means the central bank of Norway; a separate legal entity owned by the state of Norway; performing activities regulated by Act no. 28 of 24 May 1985 relating to Norges Bank and the monetary system (the “Norges Bank Act”).

Pricing Rate:	has the meaning defined in the Master Repurchase Agreements.

Purchase Date:	has the meaning defined in the Master Repurchase Agreements.

Purchase Price:	has the meaning defined in the Master Repurchase Agreements.

Repurchase Date:	has the meaning defined in the Master Repurchase Agreements.

Repurchase Transaction:	has the meaning defined in the Master Repurchase Agreements.

S&P:	means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., or any successor to its rating agency function.

Subsidiary:

means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Term:	has the meaning defined in the Master Repurchase Agreements.

Transaction:	means a Buy/Sell Back Transaction as defined in the Master Repurchase Agreements.

USD	means US Dollars, the lawful currency for the time being of the United States of America.

WAL	means weighted average life.

5

2. THE FACILITY

Subject to, and on the terms and conditions of this Agreement and the Master Repurchase Agreements, the Banks confirm their commitment to make available to the Company a committed buy/sell back facility equal to the Facility Amount.

During the Facility Availability Period the Company may request funding under the Facility by delivery to the Agent of a duly completed Funding Request Notice as set out in Clause 4 below (Funding Request Notice). If the conditions set out in this Agreement have been met, each Bank agrees to make its participation in each such funding available in an amount not to exceed its respective Commitment through each of the Banks, separately, by entering into Transactions and thereby purchasing pursuant to its respective Master Repurchase Agreement securities qualifying as Eligible Securities.

The Company shall apply the funding for general working capital purposes. The Company may utilise the Facility on a revolving basis, such that any amount “repaid”, also may be “redrawn” by the Company during the Facility Availability Period, if the conditions set out in this Agreement are met. The Banks shall participate in the Facility, in each funding under the Facility and in the purchase of the types and proportions of the Eligible Securities which are the subject of the Transactions to be entered into pursuant to a funding request, on a pro-rata and several basis equal to its respective share of the Facility Amount as listed in Exhibit 1 to this Agreement. No Bank shall have the amount of its participation increased or reduced as a result of the failure of any other Bank to provide the amount of its participation.

3. MAIN TERMS OF THE TRANSACTIONS

The maximum Term of any Transaction under the Master Repurchase Agreement shall be ninety (90) days. No Transaction shall have a Repurchase Date falling after the Facility Termination Date.

The Purchase Price of any Transaction shall be in USD and the Pricing Rate shall be LIBOR [*] % per annum.

The minimum Purchase Price of each Transaction shall be USD 10,000,000 and the Purchase Price shall be an integral multiple of USD 1,000,000.

The Agent shall on behalf of the Company and the Banks determine and calculate the Purchase Price, acting in good faith and in accordance with its customary procedures, and using recognised independent pricing services.

The Margin Ratio for each Transaction shall at any time be [*] in respect of any and all Eligible Securities. Thus the Market Value of the Eligible Securities to be transferred shall be at least equal to [*] of the Purchase Price. Margin maintenance shall take place in accordance with paragraph 4 of the relevant Master Repurchase Agreement.

The Company may upon ten (10) Banking Days prior written notice to the Agent request termination of any Transaction subject, in respect of each Transaction, to prior written agreement with the Agent, acting on behalf of and with the consent of all the Banks.

4. FUNDING REQUEST NOTICE

The Company shall when requesting funding under the Facility provide the Agent with a duly completed irrevocable written Funding Request Notice substantially in the form of Exhibit 2 attached hereto.

Such Funding Request Notice shall be delivered to the Agent by the Company not later than 10.00 a.m. Norwegian time on each proposed Purchase Date.

6

Upon receiving such funding request from the Company, the Agent shall promptly give notice to each Bank hereunder and specify each of the Banks’ participation in the funding request, the Eligible Securities to be purchased by each of the Banks and the Purchase Price.

After receiving such notice from the Agent, each of the Banks shall separately enter into a Transaction with the Company under its Master Repurchase Agreement representing its specified pro-rata share of the transaction requested by the Company in the Funding Request Notice.

Each Bank shall separately provide a Confirmation to the Company of any Transaction completed.

Each Bank shall also provide a copy of such Confirmation to the Agent.

5. CONDITIONS PRECEDENT

The Banks’ obligations above are subject to the following conditions being satisfied:

A. the Agent shall have received not less than five (5) Banking Days prior to the first Funding Request Notice the following, in form and content satisfactory to it:

i.	a counterpart of this Agreement duly signed on behalf of the Company and each of the Banks, the Mandated Lead Arrangers and the Agent;

ii.	a counterpart of each of the Master Repurchase Agreements between each of the Banks and the Company duly signed on behalf of the parties thereto;

iii.	a company certificate evidencing that the Company is duly registered as a public limited liability company;

iv.	a copy of the Company’s articles of association;

v.

a copy of the resolution of the board of directors of the Company approving the execution and performance by the Company of this Agreement and the Master Repurchase Agreements and specifying the persons authorised to sign this Agreement and the Master Repurchase Agreements and any relevant Funding Request Notices, Confirmations etc. on its behalf;

vi.

legal opinions from the Company’s counsel as to Norwegian law, and from Allen & Overy LLP as to English law, in form and with a content satisfactory to the Banks addressing questions of circumstances of relevance to the Facility or the Master Repurchase Agreements.

B. The obligations of the Banks to enter into Transactions under the Master Repurchase Agreements are subject to the further conditions precedent that on the Purchase Date of any Transaction:

vii.

the Company has confirmed to the Agent acting for and on behalf of the Banks that it is in compliance with the terms of this Agreement and that no Default (as defined in the Master Repurchase Agreements), Tax Event (as described in paragraph 11 of the Master Repurchase Agreements) or Illegality Event has occurred and is outstanding or would result from the Transaction;

viii.

the Agent has notified each of the Banks of the Purchase Price to be paid by it as a Buyer (as defined in each Bank’s respective Master Repurchase Agreement with the Company) and the Eligible Securities to be delivered to it under the relevant Transaction;

7

ix.

the representations and warranties made, repeated or deemed to be repeated under paragraph 9 of the Master Repurchase Agreements and under Clause 8 of this Agreement are correct in all material respects;

x.

no Default (as defined in the Master Repurchase Agreements), Tax Event (as described in paragraph 11 of the Master Repurchase Agreements) or Illegality Event is outstanding or would result from the Transaction; and

xi.	the Purchased Securities (as defined in the Master Repurchase Agreements) qualify as Eligible Securities.

xii.	the minimum Purchase Price of each Transaction is USD 10,000,000 and the Purchase Price is an integral multiple of USD 1,000,000.

C. the Agent shall have received not later than 10:00 a.m. Norwegian time on each proposed Purchase Date an irrevocable written Funding Request Notice substantially in the form of Exhibit 2 attached hereto.

6. CANCELLATION OF UNDRAWN AMOUNTS BY THE COMPANY

The Company may cancel any undrawn amount of the Facility Amount in whole or in part (but if in part, in minimum amounts of USD 10,000,000 and integral multiples of USD 1,000,000) by giving not less than ten (10) Banking Days irrevocable prior written notice of such cancellation to the Agent. Any cancellation in part will be applied against the Commitment of each Bank pro rata.

7. REPRESENTATIONS AND WARRANTIES

In addition to the representations and warranties set forth in the Master Repurchase Agreements, the following representations and warranties are made by the Company to the Agent and the Banks upon entering into this Agreement and such representations and undertakings shall be deemed to be repeated in accordance with paragraph 9 of the Master Repurchase Agreement on the date of each Funding Request Notice, on each Purchase Date and on each Repurchase Date in each case by reference to the circumstances then existing:

(i) it is duly formed and validly existing under the laws of Norway and has the power and has obtained all necessary consents for the execution and performance of this Agreement;

(ii) this Agreement constitutes, and those of the Master Repurchase Agreements will upon execution constitute legal valid, binding and enforceable obligations of the Company, and the execution and performance of this Agreement and the Master Repurchase Agreements do not and will not contravene any applicable law, order, regulation or restriction of any kind, including contractual restrictions, binding on the Company;

(iii) it is, to the best of its knowledge (having made reasonable enquiries), not in default under any other agreement to which it is a party, nor is it to the best of its knowledge (having made reasonable enquiries) in default in respect of any financial commitment or obligation, and entering into this Agreement and the Master Repurchase Agreements will not result in any breach of any terms of any other material agreements or financial commitment;

(iv) all authorisations required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement and the Master Repurchase Agreements and the Transactions contemplated herein have been obtained or effected and are in full force and effect;

(v) it is not necessary under the laws of its jurisdiction of organization:

(a) in order to enable the other party to enforce its rights under any Facility Document; or

8

(b) by reason of its execution of any Facility Document or the performance by it of its obligations under any Facility Document,

that it should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of organization;

(vi) the entry into and performance by the Company of, and the transactions contemplated by this Agreement and the Master Repurchase Agreements do not and will not result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or document to which the Company is a party or which is binding upon it;

(viii) the Company is not party to, nor is it aware of any (nor any pending or threatened) actions, suits or proceedings which are reasonably likely to be adversely determined and, if so adversely determined, would adversely affect its ability to perform its obligations under this Agreement and each of the Master Repurchase Agreements;

(ix) the Company’s payment obligations under this Agreement and under the Master Repurchase Agreements rank at least pari passu with all other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law;

(x) the entry into this Agreement as well as any Master Repurchase Agreement and the performance by the Company of its obligations under each of this Agreement and any Master Repurchase Agreement does not and will not breach any negative pledge, non-disposal covenant or other restriction binding on the Company.

The Company undertakes to the Agent and the Banks that during the Facility Availability Period and/or so long as any part of the Facility Amount is being utilised it will promptly inform the Agent on behalf of the Banks of any occurrence of which it becomes aware which in its reasonable opinion might adversely affect its ability to perform its obligations hereunder or under any of the Master Repurchase Agreements or constitute an event of default under this Agreement or any Master Repurchase Agreement;

The Company furthermore agrees that it will deliver to the Agent, acting for and on behalf of the Banks, the following documents by the dates indicated below:

Form/Document/Certificate	Date by which to be delivered
The audited annual financial statements of the Company.	Without undue delay upon such information becoming available, but in any event within 120 days after the end of the relevant financial period.
The audited (or, to the extent audited accounts are not produced, unaudited) semi-annual and quarterly financial statements of the Company.	Without undue delay upon such information becoming available, but in any event within 60 days after the end of the relevant financial period.
Such information about the Company’s business and financial condition and any document, form or certificate as each of the Banks may reasonably require to the extent that delivery by the Company to the Banks is not prohibited by law or regulation.	Upon request from any of the Banks.

9

8. FEES AND EXPENSES

In addition to any payment obligations under the Master Repurchase Agreements the Company shall pay the following fees and expenses to the Mandated Lead Arrangers, the Banks and the Agent as specified:

1.	to each Bank, on the Facility Commencement Date, an up-front fee in USD equal to [*] % of each Bank’s Commitment;

2.

to the Banks, from (and including) the Facility Commencement Date to (and including) the Facility Termination Date a commitment fee in USD computed at a rate equal to [*] % p.a. in respect of the unutilised and uncancelled portion of the Facility Amount and calculated on the basis of the actual number of days elapsed and a year of 360 days; such commitment fee to be payable quarterly in arrears commencing on the date three (3) Months after the Facility Commencement Date and thereafter on the last day of each successive period of three (3) months, and on the Facility Termination Date, such commitment fee to be distributed among the Banks in proportion to the share of Commitment of each Bank, as set forth in Exhibit 1;

3.

and, if the Commitment is cancelled in whole or in part following a Cancellation Event, a commitment fee to the Banks payable at the time the cancellation takes effect in respect of the Commitment, such commitment fee to be computed at a rate equal to [*] % p.a. in respect of the unutilised portion of the Facility Amount and calculated on the basis of the actual number of days elapsed and a year of 360 days and distributed among the Banks in proportion to the cancelled share of Commitment of each Bank;

4.

upon demand, all reasonable "out of pocket" expenses incurred by the Agent and the Banks in connection with the preparation, execution or in connection with the preservation or enforcement of any rights hereunder.

The Agent shall monitor and calculate the fees due under this Clause 8 (1), (2) and (3) and shall instruct the Company to pay such fees directly to each of the Banks in accordance with their relative participation in the Facility as listed in Exhibit 1 of this Agreement.

9. EVENTS OF DEFAULT

The Banks and the Agent, acting for and on behalf of the Banks, may without notice terminate this Agreement if any of the following events (each an “Event of Default”) occurs:

1.	if an Event of Default (as defined in the Master Repurchase Agreements) occurs under any of the Master Repurchase Agreements; or

2.

if the Company fails for more than 10 days to pay any sum due under this Agreement on the due date or fails for a period of 30 days to comply with any other obligation under this Agreement and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company; or

3.

if any representation made by the Company in this Agreement or in any notice, certificate or statement delivered or made pursuant hereto proves to have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company; or

4.

if any indebtedness in respect of borrowed money or guarantee liabilities of the Company is not paid when due (after any applicable grace periods) or becomes due prior to the specified payment date by reason of default and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company; or

10

5.

if a distress or other execution is levied upon or against any substantial part of the assets of the Company and is not discharged within thirty (30) days and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company; or

6.

if the Company is unable or admits in writing its inability to pay its lawful debts as they mature, or makes a general assignment for the benefit of its creditors and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company; or

7.

if any proceedings are commenced in or any order or judgment is given by any court for the liquidation, winding-up or reorganisation of the Company or for the appointment of a receiver, trustee or liquidator of the Company or all or any part of its assets (save for the purpose of amalgamation or reorganisation not involving insolvency, the terms of which shall have received the prior written approval of the Agent acting on behalf of the Banks) and is not discharged within thirty (30) days and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company; or

8.

if the Company ceases or threatens to cease to carry on its business or disposes or threatens to dispose of a substantial part of its assets or the same are seized or appropriated for any reason and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company; or

9.

if any consent required for the performance by the Company of its obligations hereunder is revoked or is otherwise modified in a manner unacceptable to the Agent and any of the Banks or the Agent, acting for and on behalf of the Banks, serves a Default Notice on the Company.

Any termination pursuant to this Clause 9 (1) – (10) above by one or more of the parties shall in itself constitute an Event of Default giving the remaining parties the right to terminate this Agreement.

The Banks and the Agent, acting for and on behalf of the Banks, may furthermore without notice terminate this Agreement if it becomes unlawful, as a result of the introduction of or change in law or regulation (including any change in its official interpretation or application) after the date of this Agreement, in any relevant jurisdiction for a Bank to maintain its Commitment or for a Bank to fund or maintain a Transaction (which party will be the Affected Party), then (the occurrence of such unlawfulness being an “Illegality Event”):

(i) the Affected Party must notify the non-Affected Parties of the illegality;

(ii) following such notification, the Commitment of the Affected Party shall immediately and automatically be cancelled; and

(iii) within 5 Business Days following such notification, the Company shall pay to the Affected Party the Repurchase Price (as defined in the Master Repurchase Agreement between the Affected Party and the Company) under each outstanding Transaction together with all other amounts payable by the Company to the Affected party under the Agreement and the Affected Party shall transfer to the Company Equivalent Securities together with all other amounts payable by the Affected Party to the Company under the Agreement which the Affected Party would have been obliged to transfer if the Repurchase Date for all the relevant Transactions was advanced to that date.

11

10. MARKET DISRUPTION

(i)	If a Market Disruption Event occurs, then the Pricing Rate for any following Transactions, from and including the date of notice below, shall be the rate per annum, which is the sum of:

	(a)	[*]; and

(b)

the rate jointly notified by the Banks to the Company, with a copy to the Agent, that which expresses as a percentage rate per annum the cost to the Banks of funding any drawing by the Company under this Agreement whatever source they may reasonably select.

(ii)	In this Agreement "Market Disruption Event" means:

	(a)	at or about 11.00 a.m. London time on the day any Funding Request Notice is sent by the Company, LIBOR is not available; or

(b)

the Company (before or on the day any Funding Request Notice is sent) receives a joint notification from the Banks, with a copy to the Agent, that the cost to the Banks of obtaining matching deposits in the London interbank market would be in excess of LIBOR;

The Banks will notify the Borrower, with copy to the Agent, as soon as reasonably possible after becoming aware of a Market Disruption Event.

11. ROLE OF THE AGENT AND OTHER PARTIES

Each Bank appoints the Agent to act as its agent under and in connection with the Facility Documents. Each Bank authorises the Agent to exercise such rights, powers, authorities and discretions specifically delegated to it under or in connection with the Facility Documents together with all such rights, powers and authorities as are reasonably incidental thereto.

The relationship between the Agent and each Bank is that of agent and principal only, and nothing herein shall impose on the Agent any duties or obligations other than those for which express provision is made herein. The Agent shall promptly advise each Bank of any notice received by it from the Company and shall promptly forward to each Bank the original or a copy of any document which is delivered to the Agent for that Bank by the Company.

The Agent shall not be under any obligation towards any Bank to ascertain or enquire as to the performance or observance of any of the terms or conditions of this Agreement or of the Master Repurchase Agreements to be performed or observed by any other party hereto or thereto.

Each Bank shall indemnify, to the extent not reimbursed by the Company, the Agent, rateably according to its Commitment, against any loss, expenses (including legal fees) or liability (except such as results from the Agent's own gross negligence or wilful misconduct), which the Agent may suffer or incur in connection with the implementation, administration or enforcement of this Agreement or any Master Repurchase Agreement.

In performing its duties and exercising its powers hereunder the Agent will be entitled to rely on:(i) any communication believed by it to be genuine and to have been sent or signed by the person by whom it purports to have been sent and signed; and (ii) the opinions and statements of any professional advisers selected by it in connection herewith, and the Agent shall not be liable to any other party hereto for any consequence of any such reliance. The Agent takes no responsibility for the truth of any representations made herein or for the adequacy or enforceability of this Agreement and neither the Agent (except in the case of gross negligence or wilful misconduct) nor any of its directors, officers or employees shall be liable for any action taken or omitted by it or any of them. Each Bank acknowledges that it has taken and will take such independent action and make such investigations as it deems necessary to inform itself as to the financial condition and affairs of the Company.

12

Each Bank shall be responsible for making its own assessment of the financial condition and affairs of the Company in connection with the making and continuance of the funding under this Agreement and has made its own appraisal of the creditworthiness of the Company.

Unless a contrary indication appears in a Facility Document, the Agent shall

(i)	exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Banks (or, if so instructed by the Majority Banks, refrain from exercising any right, power, authority or discretion vested in it as Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Banks.

Unless a contrary indication appears in a Facility Document, any instructions given by the Majority Banks will be binding on all parties.

The Agent may refrain from acting in accordance with the instructions of the Majority Banks (or, if appropriate, the Banks) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

In the absence of instructions from the Banks the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Banks.

The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Facility Document.

Except as specifically provided in the Facility Documents the Mandated Lead Arrangers have no obligation of any kind to any other party in connection with any Facility Document.

The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other parties and the Company. Alternatively the Agent may resign by giving notice to the other parties and the Company, in which case the Majority Banks (after consultation with the Company) may appoint a successor Agent. If the Majority Banks have not appointed a successor Agent within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the European Union).

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Facility Documents.

The Agent's resignation notice shall only take effect upon the appointment of a successor.

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Facility Documents. Its successor and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party.

After consultation with the Company, the Majority Banks may, by notice to the Agent, require it to resign. In this event, the Agent shall resign as set out above.

In acting as agent for the parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have received notice of it.

13

12. NOTICES

Any notice under this Agreement to the Agent and the Banks shall be in writing and may be given or made by letter or facsimile with an immediate e-mail copy to the respective addresses of the Agent and the Banks as listed in Exhibit 1 hereto.

Notices to the Company may be given or made by letter or facsimile to Eksportfinans ASA, Dronning Mauds gate 15, N-0250 Oslo, Facsimile no. 22 01 22 02, Attn: Back Office/Internbanken, with an immediate e-mail copy to back@eksportfinans.no. Any communication by facsimile or e-mail from the Company to the Agent shall be confirmed by letter if so requested by the Agent.

13. NO WAIVER

No failure or delay on the part of the Agent or the Banks to exercise any power or right under this Agreement or the Master Repurchase Agreement shall operate as a waiver thereof or of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

14. THIRD PARTY RIGHTS

No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

15. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with English law.

For the benefit of the Agent and each Bank the Company agrees that the courts of England have jurisdiction to settle any disputes in connection with this Agreement, and the Company accordingly irrevocably submits to the non-exclusive jurisdiction of the English courts. Nothing in this Clause shall limit the right of the Agent or any Bank to start proceedings against the Company in any other court of competent jurisdiction.

The Banks irrevocably appoint the persons identified in Exhibit 1 hereto as their respective agents to receive on their behalf service of process in such courts. The Company irrevocably appoints Cheeswrights, Bankside House, 107 Leadenhall Street, London EC3A 4HA, as its process agent.

In the event of any inconsistencies between this Agreement and the Master Repurchase Agreements, this Agreement shall prevail.

14

EXHIBIT 1

The Banks, their share of ownership of the Company and their Commitment under the Facility:

Banks	ADDRESS FOR NOTICES	SHARE OF OWNER- SHIP	SHARE OF COMMIT- MENT	COMMITMENT	Process Agent, cf.
DnB NOR Bank ASA	DnB NOR Bank ASA Stranden 21 N-0021 Oslo Norway Attn: Loan Administration Facsimile: +47 22 31 86 43 E-mail: erik.brakke@dnbnor.no, sindre.noss@dnbnor.no and asmund.midttun@dnbnor.no	40.00%	56.1010%	USD 1,122,019,635.34	DnB NOR Bank London Branch 20 St. Dunstan’s Hill London EC3R 8HY
Nordea Bank Norge ASA	Nordea Bank Norge ASA Middelhunsgate 17 N-0368 Oslo Norway Attn: Petter Ivar Germundson Facsimile: +47 22 56 82 25 E-mail: petter.ivar.germundson@nordea.com	23.21%	32.5526%	USD 651,051,893.41	Nordea Bank Finland Plc, London Branch 8th floor, City Place House 55 Basinghall Street GB-London EC2V 5NB
Danske Bank A/S	Danske Bank A/S
Holmens Kanal 2-12
DK-1092 Copenhagen K Denmark
Attn: Specialised Credits (4754) and
Danske Markets Legal (4676)
Facsimile: +45 45 12 87 22
E-mail: specialisedcredits@
danskebank.dk and

	4676legal@danskebank.dk	8.09%	11.3464%	USD 226,928,471.25	Danske Bank A/S London Branch 75 King Williams Street London EC4N 7DT
Total		71.30%	100.00%	USD 2,000,000,000.00
Other		28.70%

15

EXHIBIT 2

Form of Funding Request Notice

From:	Eksportfinans ASA
To:	DnB NOR Bank ASA, as Agent on behalf of the Banks

Attention:	Loan Administration

Facsimile:	+47 22 31 86 43

E-mail:	[ ]

Date:	.......................................................

Dear Sirs,

USD 2,000,000,000 Committed Buy/Sell Back Facility Agreement (the "Agreement") dated [DD Month]2010– Funding Request Notice

We refer to the Agreement made between inter alia ourselves as Company and DnB NOR Bank ASA as Agent. Terms defined in the Agreement shall have the same meaning in this funding request notice.

We hereby give you irrevocable notice that pursuant to the Agreement we request funding upon the terms and subject to the conditions contained therein through the sale of Securities pursuant to the following suggested terms (as defined in the Master Repurchase Agreement):

  Purchased Securities [state type[s] and nominal value[s]:

  CUSIP, ISIN, or other identifying number[s]:

  Purchase Date:

  Purchase Price:

  Repurchase Date:

  Pricing Rate:

  Sell Back Price:

  Seller’s Bank Account[s] Details:

We await each Bank’s Confirmation of the Transaction entered into with the Company.

We confirm that Eksportfinans ASA is in compliance with the undertakings of the Agreement and that as of today no event has occurred, which with or without notice and/or lapse of time would constitute an Event of Default under the Agreement or the Master Repurchase Agreements, a Tax Event (as described in paragraph 11 of the Master Repurchase Agreements) or an Illegality Event (as defined in paragraph 9 of the Agreement).

16

In the event that funding does not take place on the aforementioned date, by reasons beyond the control of the Agent and/or the Banks, we hereby undertake to reimburse you as Agent and each of the Banks for any and all costs incurred, including but not limited to interest.

A copy of this funding request notice has also been sent by e-mail to erik.brakke@dnbnor.no, sindre.noss@dnbnor.no and asmund.midttun@dnbnor.no.

Yours faithfully

for and on behalf of

...........................................................................
(authorised officer)

17

EXHIBIT 3

The Master Repurchase Agreement(s)

ISMA
The Bond Market Association	International Securities Market Association
New York - Washington - London	Rigistrasse 60, P.O. Box, CH-8033, Zurich
www. bondmarkets.com	www.isma.org

2000 VERSION

TBMA/ISMA
GLOBAL MASTER REPURCHASE AGREEMENT

Dated as of [DATE]

Between:

Eksportfinans ASA

(“Party A”)

and

[NAME]

(“Party B”)

1.	Applicability

(a)	From time to time the parties hereto may enter into transactions in which one party, acting through a Designated Office, (“Seller”) agrees to sell to the other, acting through a Designated Office, (“Buyer”) securities and financial instruments (“Securities”) (subject to paragraph l(c), other than equities and Net Paying Securities) against the payment of the purchase price by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller Securities equivalent to such Securities at a date certain or on demand against the payment of the repurchase price by Seller to Buyer.

(b)	Each such transaction (which may be a repurchase transaction (“Repurchase Transaction”) or a buy and sell back transaction (“Buy/Sell Back Transaction”) shall be referred to herein as a “Transaction” and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

(c)	If this Agreement may be applied to -

(i)	Buy/Sell Back Transactions, this shall be specified in Annex I hereto, and the provisions of the Buy/Sell Back Annex shall apply to such Buy/Sell Back Transactions;

(ii)	Net Paying Securities, this shall be specified in Annex I hereto and the provisions of Annex 1, paragraph l(b) shall apply to Transactions involving Net Paying Securities.

(d)	If Transactions are to be effected under this Agreement by either party as an agent, this shall be specified in Annex I hereto, and the provisions of the Agency Annex shall apply to such Agency Transactions.

2.	Definitions

(a)	“Act of Insolvency” shall occur with respect to any party hereto upon -

(i)	its making a general assignment for the benefit of, entering into a reorganisation, arrangement, or composition with creditors; or

(ii)	its admitting in writing that it is unable to pay its debts as they become due; or

(iii)	its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

(iv)	the presentation or filing of a petition in respect of it (other than by the counterparty to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding, in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing; or

(v)	the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party or over all or any material part of such party’s property; or

(vi)	the convening of any meeting of its creditors for the purposes of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding);

(b)	“Agency Transaction”, the meaning specified in paragraph 1 of the Agency Annex;

(c)	“Appropriate Market”, the meaning specified in paragraph 10;

(d)	“Base Currency”, the currency indicated in Annex I hereto;

(e)	“Business Day” -

(i)	in relation to the settlement of any Transaction which is to be settled through Clearstream or Euroclear, a day on which Clearstream or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii)	in relation to the settlement of any Transaction which is to be settled through a settlement system other than Clearstream or Euroclear, a day on which that settlement system is open to settle such Transaction;

(iii)	in relation to any delivery of Securities not failing within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected; and

(iv)	in relation to any obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or a Sunday on which banks are open for business in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of a payment in euro, a day on which TARGET operates);

(f)	“Cash Margin”, a cash sum paid to Buyer or Seller in accordance with paragraph 4;

(g)	“Clearstream”, Clearstream Banking, societe anonyme, (previously Cedelbank) or any successor thereto;

(h)	“Confirmation”, the meaning specified in paragraph 3(b);

(i)	“Contractual Currency”, the meaning specified in paragraph 7(a);

(j)	“Defaulting Party”, the meaning specified in paragraph 10;

(k)	“Default Market Value”, the meaning specified in paragraph 10;

(l)	“Default Notice”, a written notice served by the non-Defaulting Party on the Defaulting Party under paragraph 10 stating that an event shall be treated as an Event of Default for the purposes of this Agreement;

(m)	“Default Valuation Notice”, the meaning specified in paragraph 10;

(n)	“Default Valuation Time”, the meaning specified in paragraph 10;

(o)	“Deliverable Securities”, the meaning specified in paragraph 10;

(p)	“Designated Office”, with respect to a party, a branch or office of that party which is specified as such in Annex I hereto or such other branch or office as may be agreed to by the parties;

(q)	“Distributions”, the meaning specified in sub-paragraph (w) below;

(r)	“Equivalent Margin Securities”, Securities equivalent to Securities previously transferred as Margin Securities;

(s)	“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption;

(t)	Securities are “equivalent to” other Securities for the purposes of this Agreement if they are: (i) of the same issuer; (ii) part of the same issue; and (iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other Securities, provided that -

(A)	Securities will be equivalent to other Securities notwithstanding that those Securities have been redenominated into euro or that the nominal value of those Securities has changed in connection with such redenomination; and

(B)	where Securities have been converted, subdivided or consolidated or have become the subject of a takeover or the holders of Securities have become entitled to receive or acquire other Securities or other property or the Securities have become subject to any similar event, the expression “equivalent to” shall mean Securities equivalent to (as defined in the provisions of this definition preceding the proviso) the original Securities together with or replaced by a sum of money or Securities or other property equivalent to (as so defined) that receivable by holders of such original Securities resulting from such event;

(u)	“Euroclear”, operator of the Euroclear System or any successor thereto;

(v)	“Event of Default”, the meaning specified in paragraph 10;

(w)	“Income”, with respect to any Security at any time, all interest, dividends or other distributions thereon, but excluding distributions which are a payment or repayment of principal in respect of the relevant securities (“Distributions”);

(x)	“Income Payment Date”, with respect to any Securities, the date on which Income is paid in respect of such Securities or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

(y)	“LIBOR”, in relation to any sum in any currency, the one month London Inter Bank Offered Rate in respect of that currency as quoted on page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined;

(z)	“Margin Ratio”, with respect to a Transaction, the Market Value of the Purchased Securities at the time when the Transaction was entered into divided by the Purchase Price (and so that, where a Transaction relates to Securities of different descriptions and the Purchase Price is apportioned by the parties among Purchased

Securities of each such description, a separate Margin Ratio shall apply in respect of Securities of each such description), or such other proportion as the parties may agree with respect to that Transaction;

(aa)	“Margin Securities”, in relation to a Margin Transfer, Securities reasonably acceptable to the party calling for such Margin Transfer;

(bb)	“Margin Transfer”, any, or any combination of, the payment or repayment of Cash Margin and the transfer of Margin Securities or Equivalent Margin Securities;

(cc)	“Market Value”, with respect to any Securities as of any time on any date, the price for such Securities at such time on such date obtained from a generally recognised source agreed to by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) (provided that the price of Securities that are suspended shall (for the purposes of paragraph 4) be nil unless the parties otherwise agree and (for all other purposes) shall be the price of those Securities as of close of business on the dealing day in the relevant market last preceding the date of suspension) plus the aggregate amount of Income which, as of such date, has accrued but not yet been paid in respect of the Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate prevailing at the relevant time;

(dd)	“Net Exposure”, the meaning specified in paragraph 4(c);

(ee)	the “Net Margin” provided to a party at any time, the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) and the Market Value of Margin Securities transferred to that party under paragraph 4(a) (excluding any Cash Margin which has been repaid to the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) and the Market Value of Margin Securities transferred to the other party under paragraph 4(a) (excluding any Cash Margin which has been repaid by the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time;

(ff)	“Net Paying Securities”, Securities which are of a kind such that, were they to be the subject of a Transaction to which paragraph 5 applies, any payment made by Buyer under paragraph 5 would be one in respect of which either Buyer would or might be required to make a withholding or deduction for or on account of taxes or duties or Seller might be required to make or account for a payment for or on account of taxes or duties (in each case other than tax on overall net income) by reference to such payment;

(gg)	“Net Value”, the meaning specified in paragraph 10;

(hh)	“New Purchased Securities”, the meaning specified in paragraph 8(a);

(ii)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, unless otherwise agreed between the parties for the Transaction), for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation or, if earlier, the Repurchase Date;

(jj)	“Pricing Rate”, with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agreed to by Buyer and Seller in relation to that Transaction;

(kk)	“Purchase Date”, with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;

(ll)	“Purchase Price”, on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer;

(mm)	“Purchased Securities”, with respect to any Transaction, the Securities sold or to be sold by Seller to Buyer under that Transaction, and any New Purchased Securities transferred by Seller to Buyer under paragraph 8 in respect of that Transaction;

(nn)	“Receivable Securities”, the meaning specified in paragraph 10;

(oo)	“Repurchase Date”, with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;

(pp)	“Repurchase Price”, with respect to any Transaction and as of any date, the sum of the Purchase Price and the Price Differential as of such date;

(qq)	“Special Default Notice”, the meaning specified in paragraph 14;

(rr)	“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, the spot rate of exchange quoted by Barclays Bank PLC in the London inter-bank market for the sale by it of such second currency against a purchase by it of such first currency;

(ss)	“TARGET”, the Trans-European Automated Real-time Gross Settlement Express Transfer System;

(tt)	“Term”, with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date;

(uu)	“Termination”, with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(f), and reference to a Transaction having a “fixed term” or being “terminable upon demand” shall be construed accordingly;

(vv)	“Transaction Costs”, the meaning specified in paragraph 10;

(ww)	“Transaction Exposure”, with respect to any Transaction at any time during the period from the Purchase Date to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(g) or 10(h)), the difference between (i) the Repurchase Price at such time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (ii) the Market Value of Equivalent Securities at such time. If (i) is greater than (ii) , Buyer has a Transaction Exposure for that Transaction equal to that excess. If (ii) is greater than (i), Seller has a Transaction Exposure for that Transaction equal to that excess; and

(xx)	except in paragraphs 14(b)(i) and 18, references in this Agreement to “written” communications and communications “in writing” include communications made through any electronic system agreed between the parties which is capable of reproducing such communication in hard copy form.

3.	Initiation; Confirmation; Termination

(a)	A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.

(b)	Upon agreeing to enter into a Transaction hereunder Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party written confirmation of such Transaction (a “Confirmation”).

The Confirmation shall describe the Purchased Securities (including CUSIP or ISIN or other identifying number or numbers, if any), identify Buyer and Seller and set forth -

(i)	the Purchase Date;

(ii)	the Purchase Price;

(iii)	the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation shall state that it is terminable on demand);

(iv)	the Pricing Rate applicable to the Transaction;

(v)	in respect of each party the details of the bank account[s] to which payments to be made hereunder are to be credited;

(vi)	where the Buy/Sell Back Annex applies, whether the Transaction is a Repurchase Transaction or a Buy/Sell Back Transaction;

(vii)	where the Agency Annex applies, whether the Transaction is an Agency Transaction and, if so, the identity of the party which is acting as agent and the name, code or identifier of the Principal; and

(viii)	any additional terms or conditions of the Transaction;

and may be in the form of Annex 11 hereto or may be in any other form to which the parties agree.

The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, the Confirmation shall prevail in respect of that Transaction and those terms only.

(c)	On the Purchase Date for a Transaction, Seller shall transfer the Purchased Securities to Buyer or its agent against the payment of the Purchase Price by Buyer.

(d)	Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions, on the date fixed for Termination.

(e)	In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

(f)	On the Repurchase Date, Buyer shall transfer to Seller or its agent Equivalent Securities against the payment of the Repurchase Price by Seller (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5).

4.	Margin Maintenance

(a)	If at any time either party has a Net Exposure in respect of the other party it may by notice to the other party require the other party to make a Margin Transfer to it of an aggregate amount or value at least equal to that Net Exposure.

(b)	A notice under sub-paragraph (a) above may be given orally or in writing.

(c)	For the purposes of this Agreement a party has a Net Exposure in respect of the other party if the aggregate of all the first party’s Transaction Exposures plus any amount payable to the first party under paragraph 5 but unpaid less the amount of any Net Margin provided to the first party exceeds the aggregate of aLl the other party’s Transaction Exposures plus any amount payable to the other party under paragraph 5 but unpaid less the amount of any Net Margin provided to the other party; and the amount of the Net Exposure is the amount of the excess. For this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.

(d)	To the extent that a party calling for a Margin Transfer has previously paid Cash Margin which has not been repaid or delivered Margin Securities in respect of which Equivalent Margin Securities have not been delivered to it, that party shall be entitled to require that such Margin Transfer be satisfied first by the repayment of such Cash Margin or the delivery of Equivalent Margin Securities but, subject to this, the composition of a Margin Transfer shall be at the option of the party making such Margin Transfer.

(e)	Any Cash Margin transferred shall be in the Base Currency or such other currency as the parties may agree.

(f)	A payment of Cash Margin shall give rise to a debt owing from the party receiving such payment to the party making such payment. Such debt shall bear interest at such rate, payable at such times, as may be specified in Annex I hereto in respect of the relevant currency or otherwise agreed between the parties, and shall be repayable subject to the terms of this Agreement.

(g)	Where Seller or Buyer becomes obliged under sub-paragraph (a) above to make a Margin Transfer, it shall transfer Cash Margin or Margin Securities or Equivalent Margin Securities within the minimum period specified in Annex I hereto or, if no period is there specified, such minimum period as is customarily required for the settlement or delivery of money, Margin Securities or Equivalent Margin Securities of the relevant kind.

(h)	The parties may agree that, with respect to any Transaction, the provisions of sub-paragraphs (a) to (g) above shall not apply but instead that margin may be provided separately in respect of that Transaction in which case -

(i)	that Transaction shall not be taken into account when calculating whether either party has a Net Exposure;

(ii)	margin shall be provided in respect of that Transaction in such manner as the parties may agree; and

(iii)	margin provided in respect of that Transaction shall not be taken into account for the purposes of sub-paragraphs (a) to (g) above.

(i)	The parties may agree that any Net Exposure which may arise shall be eliminated not by Margin Transfers under the preceding provisions of this paragraph but by the repricing of Transactions under sub-paragraph (j) below, the adjustment of Transactions under sub-paragraph (k) below or a combination of both these methods.

(j)	Where the parties agree that a Transaction is to be repriced under this sub-paragraph, such repricing shall be effected as follows -

(i)	the Repurchase Date under the relevant Transaction (the “original Transaction”) shall be deemed to occur on the date on which the repricing is to be effected (the “Repricing Date”);

(ii)	the parties shall be deemed to have entered into a new Transaction (the “Repriced Transaction”) on the terms set out in (iii) to (vi) below;

(iii)	the Purchased Securities under the Repriced Transaction shall be Securities equivalent to the Purchased Securities under the Original Transaction;

(iv)	the Purchase Date under the Repriced Transaction shall be the Repricing Date;

(v)	the Purchase Price under the Repriced Transaction shall be such amount as shall, when multiplied by the Margin Ratio applicable to the Original Transaction, be equal to the Market Value of such Securities on the Repricing Date;

(vi)	the Repurchase Date, the Pricing Rate, the Margin Ratio and, subject as aforesaid, the other terms of the Repriced Transaction shall be identical to those of the Original Transaction;

(vii)	the obligations of the parties with respect to the delivery of the Purchased Securities and the payment of the Purchase Price under the Repriced Transaction shall be set off against their obligations with respect to the delivery of Equivalent Securities and payment of the Repurchase Price under the Original Transaction and accordingly only a net cash sum shall be paid by one party to the other. Such net cash sum shall be paid within the period specified in sub-paragraph (g) above.

(k)	The adjustment of a Transaction (the “Original Transaction”) under this sub-paragraph shall be effected by the parties agreeing that on the date on which the adjustment is to be made (the “Adjustment Date”) the Original Transaction shall be terminated and they shall enter into a new Transaction (the “Replacement Transaction”) in accordance with the following provisions -

(i)	the Original Transaction shall be terminated on the Adjustment Date on such terms as the parties shall agree on or before the Adjustment Date;

(ii)	the Purchased Securities under the Replacement Transaction shall be such Securities as the parties shall agree on or before the Adjustment Date (being Securities the aggregate Market Value of which at the Adjustment Date is substantially equal to the Repurchase Price under the Original Transaction at the Adjustment Date multiplied by the Margin Ratio applicable to the Original Transaction);

(iii)	the Purchase Date under the Replacement Transaction shall be the Adjustment Date;

(iv)	the other terms of the Replacement Transaction shall be such as the parties shall agree on or before the Adjustment Date; and

(v)	the obligations of the parties with respect to payment and delivery of Securities on the Adjustment Date under the Original Transaction and the Replacement Transaction shall be settled in accordance with paragraph 6 within the minimum period specified in sub-paragraph (g) above.

5.	Income Payments

Unless otherwise agreed -

(i)	where the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction, Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(ii)	where Margin Securities are transferred from one party (“the first party”) to the other party (“the second party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the second party to the first party, the second party shall on the date such Income is paid by the issuer transfer to or credit to the account of the first party an amount equal to (and in the same currency as) the amount paid by the issuer;

and for the avoidance of doubt references in this paragraph to the amount of any Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.

6.	Payment and Transfer

(a)	Unless otherwise agreed, all money paid hereunder shall be in immediately available freely convertible funds of the relevant currency. All Securities to be transferred hereunder (i) shall be in suitable form for transfer and shall be accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through the book entry system of Euroclear or Clearstream, or (iii) shall be transferred through any other agreed securities clearance system or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.

(b)	Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.

(c)	Unless otherwise agreed in writing between the parties, under each Transaction transfer of Purchased Securities by Seller and payment of Purchase Price by Buyer against the transfer of such Purchased Securities shall be made simultaneously and transfer of Equivalent Securities by Buyer and payment of Repurchase Price payable by Seller against the transfer of such Equivalent Securities shall be made simultaneously.

(d)	Subject to and without prejudice to the provisions of sub-paragraph 6(c), either party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities and money waive in relation to any Transaction its rights under this Agreement to receive simultaneous transfer and/or payment provided that transfer and/or payment shall, notwithstanding such waiver, be made on the same day and provided also that no such waiver in respect of one Transaction shall affect or bind it in respect of any other Transaction.

(e)	The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any Purchased Securities, any Equivalent Securities, any Margin Securities and any Equivalent Margin Securities shall pass to the party to which transfer is being made upon transfer of the same in accordance with this Agreement, free from all liens, claims, charges and encumbrances.

(f)	Notwithstanding the use of expressions such as “Repurchase Date”, “Repurchase Price”, “margin”, “Net Margin”, “Margin Ratio” and “substitution”, which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, all right, title and interest in and to Securities and money transferred or paid under this Agreement shall pass to the transferee upon transfer or payment, the obligation of the party receiving Purchased Securities or Margin Securities being an obligation to transfer Equivalent Securities or Equivalent Margin Securities.

(g)	Time shall be of the essence in this Agreement.

(h)	Subject to paragraph 10, all amounts in the same currency payable by each party to the other under any Transaction or otherwise under this Agreement on the same date shall be combined in a single calculation of a net sum payable by one party to the other and the obligation to pay that sum shall be the only obligation of either party in respect of those amounts.

(i)	Subject to paragraph 10, all Securities of the same issue, denomination, currency and series, transferable by each party to the other under any Transaction or hereunder on the same date shall be combined in a single calculation of a net quantity of Securities transferable by one party to the other and the obligation to transfer the net quantity of Securities shall be the only obligation of either party in respect of the Securities so transferable and receivable.

(j)	If the parties have specified in Annex I hereto that this paragraph 6(j) shall apply, each obligation of a party under this Agreement (other than an obligation arising under paragraph 10) is subject to the condition precedent that none of those events specified in paragraph 10(a) which are identified in Annex I hereto for the purposes of this paragraph 6(j) (being events which, upon the serving of a Default Notice, would be an Event of Default with respect to the other party) shall have occurred and be continuing with respect to the other party.

7.	Contractual Currency

(a)	All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the “Contractual Currency”) save as provided in paragraph 10(c)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(b)	If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(c)	If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

8.	Substitution

(a)	A Transaction may at any time between the Purchase Date and Repurchase Date, if Seller so requests and Buyer so agrees, be varied by the transfer by Buyer to Seller of Securities equivalent to the Purchased Securities, or to such of the Purchased Securities as shall be agreed, in exchange for the transfer by Seller to Buyer of other Securities of such amount and description as shall be agreed (“New Purchased Securities”) (being Securities having a Market Value at the date of the variation at least equal to the Market Value of the Equivalent Securities transferred to Seller).

(b)	Any variation under sub-paragraph (a) above shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Securities and New Purchased Securities concerned.

(c)	A Transaction which is varied under sub-paragraph (a) above shall thereafter continue in effect as though the Purchased Securities under that Transaction consisted of or included the New Purchased Securities instead of the Securities in respect of which Equivalent Securities have been transferred to Seller.

(d)	Where either party has transferred Margin Securities to the other party it may at any time before Equivalent Margin Securities are transferred to it under paragraph 4 request the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities having a Market Value at the time of transfer at least equal to that of such Equivalent Margin Securities. If the other party agrees to the request, the exchange shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Margin Securities and new Margin Securities concerned. Where either or both of such transfers is or are effected through a settlement system in circumstances which under the rules and procedures of that settlement system give rise to a payment by or for the account of one party to or for the account of the other party, the parties shall cause such payment or payments to be made outside that settlement system, for value the same day as the payments made through that settlement system, as shall ensure that the exchange of Equivalent Margin Securities and new Margin Securities effected under this sub-paragraph does not give rise to any net payment of cash by either party to the other.

9.	Representations

Each party represents and warrants to the other that -

(a)	it is duly authorised to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorise such execution, delivery and performance;

(b)	it will engage in this Agreement and the Transactions contemplated hereunder (other than Agency Transactions) as principal;

(c)	the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will be, duly authorised to do so on its behalf;

(d)	it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated hereunder and such authorisations are in full force and effect;

(e)	the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(f)	it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated hereunder;

(g)	in connection with this Agreement and each Transaction -

(i)	unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

(ii)	it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult;

(iii)	it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks; and

(h)	at the time of transfer to the other party of any Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Securities the other party will receive all right, title and interest in and to those Securities free of any lien, claim, charge or encumbrance.

On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities, Equivalent Securities, Margin Securities or Equivalent Margin Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which Seller or Buyer may have with any third parry, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

10.	Events of Default

(a)	If any of the following events (each an “Event of Default”) occurs in relation to either party (the “Defaulting Party”, the other party being the “non-Defaulting Party”) whether acting as Seller or Buyer -

(i)	Buyer fails to pay the Purchase Price upon the applicable Purchase Date or Seller fails to pay the Repurchase Price upon the applicable Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ii)	if the parties have specified in Annex I hereto that this sub-paragraph shall apply, Seller fails to deliver Purchased Securities on the Purchase Date or Buyer fails to deliver Equivalent Securities on the Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iii)	Seller or Buyer fails to pay when due any sum payable under sub-paragraph (g) or (h) below, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iv)	Seller or Buyer fails to comply with paragraph 4 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(v)	Seller or Buyer fails to comply with paragraph 5 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vi)	an Act of Insolvency occurs with respect to Seller or Buyer and (except in the case of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vii)	any representations made by Seller or Buyer are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(viii)	Seller or Buyer admits to the other that it is unable to, or intends not to, perform any of its obligations hereunder and/or in respect of any Transaction and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ix)	Seller or Buyer is suspended or expelled from membership of or participation in any securities exchange or association or other self regulating organisation, or suspended from dealing in securities by any government agency, or any of the assets of either Seller or Buyer or the assets of investors held by, or to the order of, Seller or Buyer are transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(x)	Seller or Buyer fails to perform any other of its obligations hereunder and does not remedy such failure within 30 days after notice is given by the non-Defaulting Party requiring it to do so, and the non-Defaulting Party serves a Default Notice on the Defaulting Party;

then sub-paragraphs (b) to (c) below shall apply.

(b)	The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur and, subject to the following provisions, all Cash Margin (including interest accrued) shall be immediately repayable and Equivalent Margin Securities shall be immediately deliverable (and so that, where this sub-paragraph applies, performance of the respective obligations of the parties with respect to the delivery of Securities, the payment of the Repurchase Prices for any Equivalent Securities and the repayment of any Cash Margin shall be effected only in accordance with the provisions of sub-paragraph (c) below).

(c)	(i)	The Default Market Values of the Equivalent Securities and any Equivalent Margin Securities to be transferred, the amount of any Cash Margin (including the amount of interest accrued) to be transferred and the Repurchase Prices to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Repurchase Date; and

(ii)	on the basis of the sums so established, an account shall be taken (as at the Repurchase Date) of what is due from each party to the other under this Agreement (on the basis that each party’s claim against the other in respect of the transfer to it of Equivalent Securities or Equivalent Margin Securities under this Agreement equals the Default Market Value therefor) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be due and payable on the next following Business Day. For the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate prevailing at the relevant time.

(d)	For the purposes of this Agreement, the “Default Market Value” of any Equivalent Securities or Equivalent Margin Securities shall be determined in accordance with sub-paragraph (e) below, and for this purpose -

(i)	the “Appropriate Market” means, in relation to Securities of any description, the market which is the most appropriate market for Securities of that description, as determined by the non-Defaulting Party;

(ii)	the “Default Valuation Time” means, in relation to an Event of Default, the close of business in the Appropriate Market on the fifth dealing day after the day on which that Event of Default occurs or, where that Event of Default is the occurrence of an Act of Insolvency in respect of which under paragraph 10(a) no notice is required from the non-Defaulting Party in order for such event to constitute an Event of Default, the close of business on the fifth dealing day after the day on which the non-Defaulting Party first became aware of the occurrence of such Event of Default;

(iii)	“Deliverable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered by the Defaulting Party;

(iv)	“Net Value” means at any time, in relation to any Deliverable Securities or Receivable Securities, the amount which, in the reasonable opinion of the non-Defaulting Party, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available prices for Securities with similar maturities, terms and credit characteristics as the relevant Equivalent Securities or Equivalent Margin Securities) as the non-Defaulting Party considers appropriate, less, in the case of Receivable Securities, or plus, in the case of Deliverable Securities, all Transaction Costs which would be incurred in connection with the purchase or sale of such Securities;

(v)	“Receivable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered to the Defaulting Party; and

(vi)	“Transaction Costs” In relation to any transaction contemplated in paragraph 10(d) or (e) means the reasonable costs, commission, fees and expenses (including any mark-up or mark-down) that would be incurred in connection with the purchase of Deliverable Securities or sale of Receivable Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction;

(e)	(i)	If between the occurrence of the relevant Event of Default and the Default Valuation Time the non-Defaulting Party gives to the Defaulting Party a written notice (a “Default Valuation Notice”) which -

	(A)	states that, since the occurrence of the relevant Event of Default, the non-Defaulting Party has sold, in the case of Receivable Securities, or purchased, in the case of Deliverable Securities, Securities which form part of the same issue and are of an identical type and description as those Equivalent Securities or Equivalent Margin Securities, and that the non-Defaulting Party elects to treat as the Default Market Value -

(aa)	in the case of Receivable Securities, the net proceeds of such sale after deducting all reasonable costs, fees and expenses incurred in connection therewith (provided that, where the Securities sold are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may either (x) elect to treat such net proceeds of sale divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat such net proceeds of sale of the Equivalent Securities or Equivalent Margin Securities actually sold as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i); or

(bb)	in the case of Deliverable Securities, the aggregate cost of such purchase, including all reasonable costs, fees and expenses incurred in connection therewith (provided that, where the Securities purchased are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may either (x) elect to treat such aggregate cost divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat the aggregate cost of purchasing the Equivalent Securities or Equivalent Margin Securities actually purchased as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i)

(B)	states -	that the non-Defaulting Party has received, in the case of Deliverable Securities, offer quotations or, in the case of Receivable Securities, bid quotations in respect of Securities of the relevant description from two or more market makers or regular dealers in the Appropriate Market in a commercially reasonable size (as determined by the non-Defaulting Party) and specifies -

(aa)	the price or prices quoted by each of them for, in the case of Deliverable Securities, the sale by the relevant market marker or dealer of such Securities or, in the case of Receivable Securities, the purchase by the relevant market maker or dealer of such Securities;

(bb)	the Transaction Costs which would be incurred in connection with such a transaction; and

(cc)	that the non-Defaulting Party elects to treat the price so quoted (or, where more than one price is so quoted, the arithmetic mean of the prices so quoted), after deducting, in the case of Receivable Securities, or adding, in the case of Deliverable Securities, such Transaction Costs, as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities;

(C)	states -	(aa)	that either (x) acting in good faith, the non-Defaulting Party has endeavoured but been unable to sell or purchase Securities in accordance with sub-paragraph 10(e)(i)(A) above or to obtain quotations in accordance with sub-paragraph (i)(B) above (or both) or (y) the non-Defaulting Party has determined that it would not be commercially reasonable to obtain such quotations, or that it would not be commercially reasonable to use any quotations which it has obtained under sub-paragraph (i)(B) above; and

		(bb)	that the non-Defaulting Party has determined the Net Value of the relevant Equivalent Securities or Equivalent Margin Securities (which shall be specified) and that the non-Defaulting Party elects to treat such Net Value as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities, then the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to the Default Market Value specified in accordance with (A), (B)(cc) or, as the case may be, (C)(bb) above.

(ii)	If by the Default Valuation Time the non-Defaulting Party has not given a Default Valuation Notice, the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value at the Default Valuation Time; provided that, if at the Default Valuation Time the non-Defaulting Party reasonably determines that, owing to circumstances affecting the market in the Equivalent Securities or Equivalent Margin Securities in question, it is not possible for the non-Defaulting Party to determine a Net Value of such Equivalent Securities or Equivalent Margin Securities which is commercially reasonable, the Default Market Value of such Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value as determined by the non-Defaulting Party as soon as reasonably practicable after the Default Valuation Time.

(f)	The Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable legal and other professional expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at LIBOR or, in the case of an expense attributable to a particular Transaction, the Pricing Rate for the relevant Transaction if that Pricing Rate is greater than LIBOR.

(g)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date Buyer may -

(i)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;

(ii)	if Buyer has a Transaction Exposure to Seller in respect of the relevant Transaction, require Seller from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, terminate the Transaction by giving written notice to Seller. On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities and Equivalent Securities shall terminate and Seller shall pay to Buyer an amount equal to the excess of the Repurchase Price at the date of Termination over the Purchase Price.

(h)	If Buyer fails to deliver Equivalent Securities to Seller on the applicable Repurchase Date Seller may -

(i)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;

(ii)	if Seller has a Transaction Exposure to Buyer in respect of the relevant Transaction, require Buyer from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, by written notice to Buyer declare that that Transaction (but only that Transaction) shall be terminated immediately in accordance with sub-paragraph (c) above (disregarding for this purpose references in that sub-paragraph to transfer of Cash Margin and delivery of Equivalent Margin Securities and as if references to the Repurchase Date were to the date on which notice was given under this subparagraph).

(i)	The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.

(j)	Subject to paragraph 10(k), neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.

(k)	(i)	Subject to sub-paragraph (ii) below, if as a result of a Transaction terminating before its agreed Repurchase Date under paragraphs 10(b), 10(g)(iii) or 10(h)(iii), the non-Defaulting Party, in the case of paragraph 10(b), Buyer, in the case of paragraph 10(g)(iii), or Seller, in the case of paragraph 10(h)(iii), (in each case the “first party”) incurs any loss or expense in entering into replacement transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with such replacement transactions (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement transactions; provided that if that calcul ation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(ii)	If the first party reasonably decides, instead of entering into such replacement transactions, to replace or unwind any hedging transactions which the first party entered into in connection with the Transaction so terminating, or to enter into any replacement hedging transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with entering into such replacement or unwinding (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement or unwinding; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(l)	Each party shall immediately notify the other if an Event of Default, or an event which, upon the serving of a Default Notice, would be an Event of Default, occurs in relation to it.

11.	Tax Event

(a)	This paragraph shall apply if either party notifies the other that -

(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or

(ii)	a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax), has or will, in the notifying party’s reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

(b)	If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in sub-paragraph (a)(i) or (ii) above has occurred and affects the notifying party.

(c)	Where this paragraph applies, the party giving the notice referred to in sub-paragraph (a) may, subject to sub-paragraph (d) below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice, by nominating that date as the Repurchase Date.

(d)	If the party receiving the notice referred to in sub-paragraph (a) so elects, it may override that notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives the counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in sub-paragraph (a) so far as relates to the relevant Transaction and the original Repurchase Date will continue to apply.

(e)	Where a Transaction is terminated as described in this paragraph, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum by way of consequential loss or damage in respect of a termination in accordance with this paragraph.

(f)	This paragraph is without prejudice to paragraph 6(b) (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this paragraph to apply.

12.	Interest

To the extent permitted by applicable law, if any sum of money payable hereunder or under any Transaction is not paid when due, interest shall accrue on the unpaid sum as a separate debt at the greater of the Pricing Rate for the Transaction to which such sum relates (where such sum is referable to a Transaction) and LIBOR on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, for the actual number of days during the period from and including the date on which payment was due to, but excluding, the date of payment.

13.	Single Agreement

Each party acknowledges that, and has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

14.	Notices and Other Communications

(a)	Any notice or other communication to be given under this Agreement -

(i)	shall be in the English language, and except where expressly otherwise provided in this Agreement, shall be in writing;

(ii)	may be given in any manner described in sub-paragraphs (b) and (c) below;

(iii)	shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out in Annex I hereto.

(b)	Subject to sub-paragraph (c) below, any such notice or other communication shall be effective -

(i)	if in writing and delivered in person or by courier, at the time when it is delivered;

(ii)	if sent by telex, at the time when the recipient’s answerback is received;

(iii)	if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery is attempted;

(v)	if sent by electronic messaging system, at the time that electronic message is received;

except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

(c)	If -

(i)	there occurs in relation to either party an event which, upon the service of a Default Notice, would be an Event of Default; and

(ii)	the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party),

the non-Defaulting Party may sign a written notice (a “Special Default Notice”) which -

(aa)	specifies the relevant event referred to in paragraph 10(a) which has occurred in relation to the Defaulting Party;

(bb)	states that the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub- paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party);

(cc)	specifies the date on which, and the time at which, the Special Default Notice is signed by the non-Defaulting Party; and

(dd)	states that the event specified in accordance with sub-paragraph (aa) above shall be treated as an Event of Default with effect from the date and time so specified.

On the signature of a Special Default Notice the relevant event shall be treated with effect from the date and time so specified as an Event of Default in relation to the Defaulting Party, and accordingly references in paragraph 10 to a Default Notice shall be treated as including a Special Default Notice. A Special Default Notice shall be given to the Defaulting Party as soon as practicable after it is signed.

(d)	Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

15.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

16.	Non-assignability; Termination

(a)	Subject to sub-paragraph (b) below, neither party may assign, charge or otherwise deal with (including without limitation any dealing with any interest in or the creation of any interest in) its rights or obligations under this Agreement or under any Transaction without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)	Sub-paragraph (a) above shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 10(e)(c) or (f) above.

(c)	Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(d)	All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement.

(e)	The participation of any additional member State of the European Union in economic and monetary union after 1 January 1999 shall not have the effect of altering any term of the Agreement or any Transaction, nor give a party the right unilaterally to alter or terminate the Agreement or any Transaction.

17.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England. Buyer and Seller hereby irrevocably submit for all purposes of or in connection with this Agreement and each Transaction to the jurisdiction of the Courts of England.

Party A hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England.

Party B hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England.

Each party shall deliver to the other, within 30 days of the date of this Agreement in the case of the appointment of a person identified in Annex I or of the date of the appointment of the relevant agent in any other case, evidence of the acceptance by the agent appointed by it pursuant to this paragraph of such appointment.

Nothing in this paragraph shall limit the right of any party to take proceedings in the courts of any other country of competent jurisdiction.

18.	No Waivers, etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

19.	Waiver of immunity

Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

20.	Recording

The parties agree that each may electronically record all telephone conversations between them.

21.	Third Party Rights

No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

Eksportfinans ASA	[NAME]

By _________________________________________	By _________________________________________

Title ________________________________________	Title ________________________________________

Date ________________________________________	Date ________________________________________

ANNEX I

Supplemental Terms or Conditions

This Annex forms part of the TBMA/ISMA Global Master Repurchase Agreement dated 24 June 2010 between Eksportfinans ASA and [NAME ] (the "Agreement"). Paragraph references are to paragraphs in the Agreement. References to “Parts” are to parts of the Annexes to the Agreement. The parties agree that this Agreement and the Committed Buy/Sell Back Facility Agreement entered into between [NAME] shall apply to all Transactions. Capitalised terms used in this Agreement which are not defined in this Agreement shall, unless the context otherwise requires, have the meanings and construction set out in the Committed Buy/Sell Back Facility Agreement. In the case of inconsistencies between the terms of this Agreement and the Committed Buy/Sell Back Facility Agreement the terms of the Committed Buy/Sell Back Facility Agreement shall prevail. In the case of inconsistencies between Annex I, Annex II or the Buy/Sell Back Annex and Annex III, Annex III shall prevail. Unless otherwise agreed in writing, the parties agree that this Agreement shall apply to all Transactions which the parties may enter into (as the term “Transaction” is defined in paragraph 1(a) and (b)), even if not so specified in the Confirmation.

1.	The following elections shall apply-

(a)	paragraph 1(c)(i)	Buy/Sell Back Transactions may be effected under this Agreement, and accordingly the Buy/Sell Back Annex shall apply.
(b)	paragraph 1(c)(ii)	Transactions in Net Paying Securities may not be effected under this Agreement.
(c)	paragraph 1(d)	Agency Transactions may not be effected under this Agreement, and accordingly the Agency Annex shall not apply
(d)	Paragraph 1	Transactions in gilt-edged securities may not be effected under this Agreement, and accordingly the Gilts Annex shall not apply.
(e)	Paragraph 1	Transactions in Italian Bonds may be effected under this Agreement, and accordingly the Italian Annex shall apply.
(f)	Paragraph 2(d)

The Base Currency shall be:

(i)      for the purposes of paragraph 4 of this Agreement, USD and

(ii)     for the purposes of paragraph 10 of this Agreement, where the Defaulting Party is Party A, USD and where the Defaulting Party is Party B, USD.

(g)	Paragraph 2(p)	List of Buyer's and Seller's Designated Offices: Party A: Party B: [to be completed] [to be completed] as specified in the relevant Confirmation.
(h)	paragraph 2(y)

The definition of Libor is deleted and replaced by the following

“Libor, in relation to any sum in any currency, the London Inter Bank Offered Rate in respect of USD for the period equal to the period for which interest is being calculated as quoted on Page BBAM on the Bloomberg Service (or such other page as may replace Page BBAM on that service) as of 11:00 am London time, on the date on which it is to be determined; or if there is no period equal to the period for which interest is being calculated

1

quoted on Page BBAM, the interpolated rate of the rates so quoted for the periods shorter and longer than the tenor of that Transaction.”
(i)	paragraph 2(cc)	The pricing source for calculation of Market Value shall be calculated in accordance with market practice in the principal market for the relevant Securities, or as otherwise agreed between Party A and Party B and stated in the relevant Confirmation. If the parties cannot agree as to the pricing source, the pricing source for calculation of Market Value shall be selected by the Buyer in its absolute discretion and if the Buyer determines that no appropriate pricing source is then available, the Market Value shall be determined by the Buyer employing such valuation models or methods as it in its absolute discretion considers to be appropriate.
(j)	paragraph 2(rr)	Spot rate to be as defined in paragraph 2(rr).
(k)	paragraph 3(b)	Buyer to deliver confirmation.
(l)	paragraph 4(f)	The interest rate (including the payment intervals and payment dates) on Cash Margin in respect of the relevant currency shall be Libor plus [*] per cent per annum.
(m)	paragraph 4(g)	Delivery period for margin calls to be: paragraph 4(g) shall apply subject to a maximum delivery period of two Business Days.
(n)	paragraph 4(i)	Paragraph 4(i) shall not apply.
(o)	paragraph 4(j)	Paragraph 4(j) shall not apply.
(p)	paragraph 4(k)	Paragraph 4(k) shall not apply.
(q)	Paragraph 6(a)

In relation to Transactions involving U.S. Treasury instruments the following amendments to paragraph 6(a) shall apply:

Paragraph 6(a) is amended, in clause (ii), by the replacement of the word “or” following the word “Euroclear” with a comma and by the addition of the words “or a U.S. Federal Reserve Bank” after the word “Clearstream”.

(r)	Paragraph 6(b)

In relation to Transactions involving U.S. Treasury instruments the following amendments to paragraph 6(b) shall apply:

Paragraph 6(b) of the Agreement is amended by inserting “(i)” immediately after “(b)” at the beginning of the paragraph and by inserting the following new paragraph after the existing paragraph 6(b):

“(ii) In the case of any payment to a party hereto (“Payee”) bythe other party hereto (“Payor”), Payee agrees to deliver to Payor (or, if applicable, to the appropriate tax authority) any certificate or document reasonably requested by Payor that would entitle Payee to an exemption from, or reduction in the rate of, withholding or deduction of tax from money payable by Payor to Payee.”

(s)	paragraph 6(j)	Paragraph 6(j) shall apply and the events specified in paragraph 10(a) identified for the purposes of paragraph 6(j) shall be those set out in sub- paragraphs 10(a)(i) and 10(a)(iii)-(x) inclusive.

2

(t)	paragraph 10(a)(ii)	Paragraph 10(a)(ii) shall apply.
(u)	Paragraph 10(a)	Any Event of Default by Eksportfinans A/S under the Committed Buy/Sell Back Facility Agreement shall automatically and without prior notice be deemed to be an Event of Default under this Agreement with Eksportfinans A/S as the Defaulting Party.
(v)	paragraph 14

For the purposes of paragraph 14 of this Agreement–

Address for notices and other communications for Party A:

Address:    [to be completed]
Attention:   [to be completed]
Telephone: [to be completed]
Facsimile:  [to be completed]
Email:        [to be completed]

Address for notices and other communications for Party B:

(i)
For Documentation purposes and for notices under paragraph 10 and 11 of this Agreement:

Address:    [ ]
Attention:   [ ]
Telephone: [ ]
Facsimile:  [ ]

(ii)
For Confirmation purposes:

Notices shall be addressed to the acting branch or office concerning the relevant Transaction.

(iii)
For Margin Maintenance purposes:

Address:    [ ]
Attention:   [ ]
Telephone: [ ]
Facsimile:  [ ]
Email:        [ ]

Notwithstanding paragraph 14 of this Agreement, all demands and notices given by a party under this Annex for Margin Maintenance purposes may also be given in writing by e-mail. Such demand or notice delivered by e- mail will be deemed effective when such e-mail message is delivered, except that any such demand or notice which is delivered after close of business in the place where the demand or notice is to be delivered or on a day which is not a day on which commercial banks are open for business in the place where that demand or notice is to be delivered shall be treated as delivered at the opening of business on the following day which is a day on which

3

commercial banks are open for business in the place where that demand or notice is to be delivered.
(x)	Paragraph 17	For the purposes of paragraph 17 of this Agreement– (i) Party A appoints as its agent for service of process; [ ] (ii) Party B appoints as its agent for service of process; [ ]

4

Signed for and on behalf of	Signed for and on behalf of
[ ]

Authorised Signatory	Authorised Signatory
Date:	Date:

Authorised Signatory	Authorised Signatory
Date:	Date:

5

ANNEX II
Form of Confirmation

To:

From:

Date:

Subject:	[Repurchase][Buy/Sell Back]* Transaction
(Reference Number: )

Dear Sirs,

The purpose of this [letter / facsimile / telex], a “Confirmation”" for the purposes of the Agreement, is to set forth the terms and conditions of the above repurchase transaction entered into between us on the Contract Date referred to below.

This Confirmation supplements and forms part of, and is subject to, the Global Master Repurchase Agreement as entered into between us as of [               ] as the same may be amended from time to time (the “Agreement”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Words and phrases defined in the Agreement and used in this Confirmation shall have the same meaning herein as in the Agreement.

1.	Contract Date:

2.	Purchased Securities [state type[s] and nominal value[s]]:

3.	CUSIP, ISIN or other identifying number[s]:

4.	Buyer:

5.	Seller:

6.	Purchase Date:

7.	Purchase Price:

8.	Contractual Currency:

9.	Repurchase Date]:*

10.	Terminable on demand]:*

11.	Pricing Rate:

[12.	Sell Back Price:]*

13.	Buyers Bank Account[s] Details:

14.	Sellers Bank Account[s] Details:

[15.	The Transaction is an Agency Transaction. [Name of Agent] is acting as agent for [name or identifier of Principal]]:*

[16.	Additional Terms]:*

Yours faithfully,

*	Delete as appropriate

ANNEX III

Commitment Annex

This Annex forms part of the TBMA/ISMA Global Master Repurchase Agreement dated 24 June 2010 between Eksportfinans ASA and [NAME] (the "Agreement"). Paragraph references are to paragraphs in the Agreement. References to “Parts” are to parts of the Annexes to the Agreement. The parties agree that this Agreement and the Committed Buy/Sell Back Facility Agreement entered into between [ ] shall apply to all Transactions. Capitalised terms used in this Agreement which are not defined in this Agreement shall, unless the context otherwise requires, have the meanings and construction set out in the Committed Buy/Sell Back Facility Agreement. In the case of inconsistencies between the terms of this Agreement and the Committed Buy/Sell Back Facility Agreement the terms of the Committed Buy/Sell Back Facility Agreement shall prevail. In the case of inconsistencies between Annex I, Annex II or the Buy/Sell Back Annex and Annex III, Annex III shall prevail. Unless otherwise agreed in writing, the parties agree that this Agreement shall apply to all Transactions which the parties may enter into (as the term “Transaction” is defined in paragraph 1(a) and (b)), even if not so specified in the Confirmation.

1.	TRANSACTIONS GOVERNED BY THIS ANNEX

The provisions of this Annex only apply to Transactions:

(a) to be entered into during the Facility Availability Period in accordance with the terms of the Committed Buy/Sell Back Facility Agreement and the Agreement;

(b) where Party B is the Buyer and Party A is the Seller;

(c) where such Transaction is initiated by delivery of a Funding Request Notice;

(d) in respect of which the Purchased Securities are Eligible Securities as defined in this Annex.

2.	INTERPRETATION

2.1	Definitions

In this Annex and for the purposes of any Transaction entered into.

"Affiliate"

means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

“Agent”

means DnB NOR Bank ASA.

2

“Banking Day”

means a day upon which commercial banks are open for Transactions contemplated by this Annex and the Committed Buy/Sell Back Facility Agreement in Oslo and Copenhagen.

“Bank”

means each of Danske Bank A/S, DnB NOR Bank ASA and Nordea Bank Norge ASA (together the “Banks”)

"Commitment"

means USD [ ].

“Committed Buy/Sell Back Facility Agreement”

means the Committed Buy/Sell Back Facility Agreement between the Company, the Banks and the Agent.

"Default"

means:

(a) an Event of Default; or

(b) an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Facility Documents or any combination of them) an Event of Default.

“ECB”

means the European Central Bank; the central bank for Europe's single currency, the euro; a legal personality under public international law, which legal basis for the single monetary policy is the Treaty on the European Union 92/C 191/01 establishing the European Community and the Statute of the European System of Central Banks and of the European Central Bank.

“Eligible Securities”

means

(a) FRNs with a maximum maturity of 5 years and a minimum S&P, Moody’s or Fitch rating of AA (or such other rating being equivalent thereto) subject to such securities being eligible as collateral in ECB or Norges Bank, or

3

(b)

Residential Mortgage Backed Securities with a maximum WAL of 5 years and a S&P, Moody’s or Fitch rating of AAA (or such other rating being equivalent thereto) subject to such securities being eligible as collateral in the ECB.

“Facility Availability Period”

means the period commencing on the Facility Commencement Date and ending on the Facility Termination Date, both dates included.

“Facility Commencement Date”

means the date that the Committed Buy/Sell Back Facility Agreement has been signed by all parties.

"Facility Document"

means:

(a)	the Agreement; and

(b)	the Committed Buy/Sell Back Facility Agreement; and

(b)	any other document designated in writing as such by the Buyer and the Agent acting for and on behalf of all the Banks.

“Facility Termination Date”

means the date falling 364 days from the Facility Commencement Date.

“Fitch”

means Fitch Ratings Ltd., a wholly owned subsidiary of Fimalac SA., or any successor to its rating agency function.

“FRN”

means floating-rate note, a note with a variable interest rate.

"Funding Request Notice"

means a request substantially in the form as set forth in the Committed Buy/Sell Back Facility Agreement to be sent to the Agent (with an immediate e-mail copy to each of the Banks, according to the provisions of the Committed Buy/Sell Back Facility Agreement.

"Holding Company"

of any other person, means a company in respect of which that other person is a Subsidiary.

4

“Illegality Event”

has the meaning set forth in Clause 9 of the Buy/Sell Back Facility Agreement.

“LIBOR”

means, in relation to any sum in US Dollars for any Transaction, the London Inter Bank Offered Rate in respect of US Dollars for the period equal to the tenor of that Transaction as quoted on Page BBAM on the Bloomberg Service (or such other page as may replace Page BBAM on that service) as of 11:00 am London time, on the date on which it is to be determined; or if there is no period equal to the tenor of that Transaction quoted on Page BBAM, the interpolated rate of the rates so quoted for the periods shorter and longer than the tenor of that Transaction.

“Moody’s”

means Moody’s Investor Services Inc., or any successor to its rating agency function.

“Norges Bank”

means the central bank of Norway; a separate legal entity owned by the state of Norway; performing activities regulated by Act no. 28 of 24 May 1985 relating to Norges Bank and the monetary system (the “Norges Bank Act”).

“Pricing Rate”

shall be LIBOR plus [*] per cent per annum, subject to Clause 13 below.

"Repeating Representations"

means the representations and warranties which are deemed to be repeated by each of the Buyer and the Seller under this Annex.

“S&P”

means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., or any successor to its rating agency function.

"Subsidiary"

means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

“Tax Event”

means any event referred to in paragraph 11 of the Agreement.

5

“WAL” means weighted average life. “Voluntary Cancellation Amount” means the amount by which the Facility Amount is reduced in accordance with Part 12.2 of this Annex.

2.2	Construction

(a)	In this Annex, unless the contrary intention appears, a reference to:

(i)

a Transaction being "outstanding" is a reference to a Transaction from the time the Purchase Price in respect of that Transaction has been paid to the time that the Repurchase Price in respect of that Transaction has been paid to the Buyer in full;

(ii) a Clause or a Schedule is a reference to a clause of or a schedule to this Annex;

(iii) a document is a reference to that document as amended, novated or supplemented; and

(iv) a time of day is a reference to Norwegian time.

(b)	Unless the contrary intention appears, a term used in the Agreement has the same meaning in this Annex.

(c)	The index to and the headings in this Annex are for convenience only and do not affect its interpretation.

(d)	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa.

(e)	If there is an inconsistency between this Annex and the Agreement, this Annex will prevail. If there is an inconsistency between the Agreement and the Committed Buy/Sell Back Facility Agreement, the latter will prevail.

3.

TRANSACTIONS

Notwithstanding paragraph 3(a) of the Agreement, a Transaction governed by the terms of this Annex may be entered into at the initiation of the Seller only in accordance with the terms of this Annex. No Transactions can be entered into under the Agreement unless it qualifies as a Transaction under this Annex.

4.	CONDITIONS PRECEDENT

(a)	The obligations of the Buyer under this Annex are subject to the condition precedent that the Agent has notified the Buyer that all of the conditions precedent required under Clause 5(A) of

6

the Committed Buy/Sell Back Facility Agreement have been delivered or satisfied in form and substance satisfactory to it.

(b)	The obligations of the Buyer under this Annex to enter into a Transaction are subject to the further conditions precedent that both on the date of the Funding Request Notice and on the Purchase Date for that Transaction:

(i) the Repeating Representations are correct in all material respects;

(ii) no Default, Tax Event or Illegality Event is outstanding or would result from the Transaction;

(iii) the Purchased Securities qualify as Eligible Securities;

(iv) the minimum amount of the Purchase Price for the Transaction is USD 10,000,000 and is an integral multiple of USD 1,000,000; and

(v) the conditions precedent required under Clause 5(B) of the Committed Buy/Sell Back Facility Agreement have been satisfied.

5.	INITIATION OF TRANSACTIONS

5.1	Initiation

(a)	Notwithstanding the provisions of paragraph 3 of the Agreement, before 10 a.m. Norwegian time on the Purchase Date of a proposed Transaction with the Buyer, the Seller shall deliver to the Agent acting for and on behalf of the Banks (with an immediate e-mail copy to the Buyer), a Funding Request Notice as set forth in the Committed Buy/Sell Back Facility Agreement.

(b)	Only one Transaction may be entered into in respect of a Funding Request Notice; such Transaction representing the Buyer’s specified pro-rata share of the transaction requested by the Company in the Funding Request Notice.

(c)	Each Funding Request Notice is irrevocable.

5.2	Obligation to initiate Transaction

If:

(i) no Default, Tax Event or Illegality Event has occurred and is outstanding or would result from the Transaction; and

(ii) the Purchase Price, when added to the Purchase Price under all outstanding Transactions, would not exceed the Commitment,

(iii) the Buyer has received notification from the Agent of the Seller’s Funding Request Notice, the Purchase Price to be paid by the Buyer and the Securities to be delivered by the Seller, and

7

(iv)

the Company has confirmed to the Agent acting for and on behalf of the Banks that it is in compliance with the undertakings in the Commitment Buy/Sell Back Facility Agreement and that no Default, Tax Event or Illegality Event has occurred and is outstanding or would result from the Transaction then the Buyer and the Seller are obligated to initiate the Transaction.

5.3	Purchase Price

(a)	In respect of each Funding Request Notice received under Part 5.1 of this Annex, the Agent shall on behalf of the Company and the Banks, in accordance with the provisions of the Committed Buy/Sell Back Facility Agreement, determine and calculate the Purchase Price to be paid by each of the Buyers to the Seller, acting in good faith and in accordance with its customary procedures, and using recognised independent pricing services. The Agent shall also determine the Securities to be delivered by the Seller to each of the Buyers. The Agent shall notify the Banks and the Company promptly of this.

(b)	The Buyer is not obliged to enter into the Transaction if, as a result, the Purchase Price, when added to the Purchase Price under all outstanding Transactions, would exceed the Commitment.

5.4	No adjustments

Once a Transaction has been initiated the parties may not adjust the size, the Repurchase Date or any other variable of that Transaction.

6.	ILLEGALITY

(a)	If it becomes unlawful, as a result of the introduction of or change in law or regulation (including any change in its official interpretation or application) after the date the Agreement is amended to incorporate this Annex, in any relevant jurisdiction for the Buyer to maintain its Commitment or for either party to fund or maintain a Transaction (which party will be the Affected Party), then (the occurrence of such unlawfulness being an “Illegality Event”):

(i) the Affected Party must notify the non-Affected Party of the illegality;

(ii) following such notification, the Commitment shall immediately and automatically be cancelled; and

(iii)

within 5 Business Days following such notification, the Seller shall pay to the Buyer the Repurchase Price under each outstanding Transaction together with all other amounts payable by the Seller to the Buyer under the Agreement and the Buyer shall transfer to the Seller Equivalent Securities together with all other amounts payable by the Buyer to the Seller under the Agreement which the Buyer would have been obliged to transfer if the Repurchase Date for all those Transactions was advanced to that date.

8

(b)

In order to give effect to the provisions of paragraph (a)(iii) above, the provisions of paragraphs 10(b) and (c) of the Agreement shall apply mutatis mutandis and for such purposes all references to “non-Defaulting Party” and “Defaulting Party” shall be replaced with “non-Affected Party” and “Affected Party” respectively.

7.	REPRESENTATIONS AND WARRANTIES

7.1

Representations and warranties

The following shall constitute additional representations and warranties to be made by the Seller to the Buyer and, in respect of Parts 7.2, 7.3, 7.4, 7.5, 7.6 of this Annex only, by the Buyer to the Seller under paragraph 9 of the Agreement, are made on the date the Agreement is amended to incorporate this Annex and shall be deemed to be repeated in accordance with paragraph 9 of the Agreement on the date of each Funding Request Notice, on each Purchase Date and on each Repurchase Date in each case by reference to the circumstances then existing.

7.2	Status

(a)	It is duly organized and validly existing under the laws of its jurisdiction of organization.

(b)	It has the power to carry on its business as it is being conducted and to own its own assets.

7.3	Legal validity Each Facility Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

7.4

Consents

All authorisations required or advisable in connection with the entry into, performance, validity and enforceability of the Facility Documents and the transactions contemplated herein have been obtained or effected and are in full force and effect.

7.5	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of organization:

(i) in order to enable the other party to enforce its rights under any Facility Document; or

(ii) by reason of its execution of any Facility Document or the performance by it of its obligations under any Facility Document,

that it should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of organization.

9

7.6

Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Facility Documents do not and will not at any relevant time (being in the case of the Seller, a time when one or more Transactions are outstanding) result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document.

7.7

Miscellaneous

It is not party to, nor is it aware of any (nor any pending or threatened) actions, suits or proceedings which are reasonably likely to be adversely determined and, if so adversely determined, would adversely affect its ability to perform its obligations under this Agreement and each of the Master Repurchase Agreements (as this term is defined in the Committed Buy/Sell Back Facility Agreement);

Its payment obligations under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law;

The entry into this Agreement and the performance of the obligations under the Agreement does not and will not breach any negative pledge, non-disposal covenant or other restriction binding on it.

8.	EVENTS OF DEFAULT

8.1

Compliance with the Agreement

If an Event of Default occurs, the provisions of paragraphs 10(b)-(d) of the Agreement shall apply and the Buyer and the Seller must comply with the provisions of paragraphs 10(b)-(d) of the Agreement.

9.	EVIDENCE AND CALCULATIONS

9.1	Accounts Accounts maintained by the Buyer and the Seller in connection with this Annex are prima facie evidence of the matters to which they relate.

9.2

Certificates and determinations

Any certification or determination by the Buyer of a rate or amount under this Annex will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(a) Calculations

10

Price Differential, interest on cash margin and otherwise and the fees payable under Clause 11 accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Buyer determines is market practice.

10.	EXPENSES

10.1

Enforcement costs

The Seller must pay to the Buyer the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Facility Document.

11.

TRANSACTION TENORS

The Term of any individual Transaction under this Annex shall, unless otherwise agreed, be for a maximum of ninety (90) days from the Purchase Date and shall not exceed the tenor of the Purchased Securities for that Transaction. No Transaction shall have a Repurchase Date falling after the Facility Termination Date.

12.	CANCELLATION

12.1	Automatic cancellation The Commitment will be automatically cancelled on the earlier to occur of:

	(a)	at the close of business on the Facility Termination Date; and

	(b)	any of the following occurs in respect of a member of the Seller’s Group:

		(i)	any of its financial indebtedness is not paid when due (after the expiry of any originally applicable grace period);

		(ii)	any of its financial indebtedness:

			(A)	becomes prematurely due and payable;

			(B)	is placed on demand; or

			(C)	is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

in each case, as a result of an event of default (howsoever described); or

11

	(iii)	any commitment for its financial indebtedness is cancelled or suspended as a result of an event of default (however described).

For the purposes of this Clause:- “Group” means in relation to the Seller, the Seller and its Subsidiaries.

12.2

Voluntary cancellation

The Seller may, by giving not less than 10 days prior written notice to the Agent, with an immediate e-mail copy to all of the Banks, cancel the unutilised amount of the Facility Amount in whole or in part in minimum amounts of USD 10,000,000 and integral multiples of USD 1,000,000 in accordance with the Committed Buy/Sell Back Facility Agreement. Any cancellation in part will be applied against the commitment of each Bank under the Committed Buy/Sell Back Facility pro rata and accordingly the Commitment shall be automatically reduced by the amount of such pro rata reduction.

13.	MARKET DISRUPTION

	(i)	If a Market Disruption Event occurs, then the Pricing Rate for any following Transactions, from and including the date of notice below, shall be the rate per annum, which is the sum of:

		(a)	[*]; and

		(b)	the rate jointly notified by the Banks to the Company, with a copy to the Agent, that which expresses as a percentage rate per annum the cost to the Banks of funding any drawing by the Company under this Agreement whatever source they may reasonably select.

	(ii)	In this Agreement "Market Disruption Event" means:

		(a)	at or about 11.00 a.m. London time on the day any Funding Request Notice is sent by the Company, LIBOR is not available; or

		(b)	the Company (before or on the day any Funding Request Notice is sent) receives a joint notification from the Banks, with a copy to the Agent, that the cost to the Banks of obtaining matching deposits in the London interbank market would be in excess of LIBOR;

The Banks will notify the Borrower, with copy to the Agent, as soon as reasonably possible after becoming aware of a Market Disruption Event

12

SIGNATORIES TO ANNEX III

Seller

EKSPORTFINANS ASA

By:

By:

Buyer

[ ]

By:

By:

Dated this day of                                           2010.

TBMA/ISMA GLOBAL MASTER REPURCHASE AGREEMENT (2000 VERSION)

BUY/SELL BACK ANNEX

Supplemental terms and conditions for Buy/Sell Back Transactions

This Annex constitutes an Annex to the TBMA/ISMA Global Master Repurchase Agreement dated ____________________between ___________________ and __________________________ (the “Agreement”).

1. Scope

(a)	The parties have agreed that the Transactions to which this Agreement applies may include Buy/Sell Transactions.

(b)	In relation to Buy/Sell Back Transactions, the Agreement shall be construed as if it had been amended and supplemented as set out in paragraphs 3 to 5 of this Annex.

2. Interpretation

(a)	In this Annex -

(i)

"Accrued Interest', with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income Payment Date (whichever is the later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income Payment Date (as the case may be) to (but excluding) the next Income Payment Date or the maturity date (whichever is the earlier);

(ii)

"Sell Back Differential", with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction (on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, unless otherwise agreed between the parties for the Transaction) to the sum of (a) the Purchase Price and (b) Accrued Interest paid on the Purchase Date for such Transaction for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of calculation;

	(iii)	"Sell Back Price", with respect to any Buy/Sell Back Transaction, means -

		(x)	in relation to the date originally specified by the parties as the Repurchase Date pursuant to paragraph 3(b)(iii) of the Agreement, the price agreed by the Parties in relation to that Buy/Sell Back Transaction, and

(y)	in any other case (including for the purposes of the application of paragraph 4 (margin maintenance) o paragraph 10 (Events of Default) of the Agreement), the product of the formula (P + Al +D) - (IR + C), where -

P	=	the Purchase Price
A1	=	the amount, equal to Accrued Interest at the Purchase Date, paid under paragraph 3(f) of this Annex
D	=	the Sell Back Differential
IR	=	the amount of any income in respect of the Purchased Securities payable by the issuer on or, in the case of registered Securities, by reference to, any date falling between the Purchase Date and the Repurchase Date
C	=	the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation

(b)	References to "Repurchase Price" throughout the Agreement shall be construed as references to "Repurchase Price or the Sell Back Price, as the case may be".

(c)	In Paragraph 10(c)(i) of the Agreement (relating to Events of Default), the reference to the "Repurchase Prices" shall be construed as a reference to "Repurchase Prices and Sell Back Prices".

(d)	In the event of any conflict between the terms of this Annex III and any other term of the Agreement, the terms in this Annex shall prevail.

3. Initiation; Confirmation; Termination

(a)	Each Transaction shall be identified at the time it is entered into and in the Confirmation relating to it as either a Repurchase Transaction or a Buy/Sell Back Transaction.

(b)

In the case of a Buy/Sell Back Transaction the Confirmation delivered in accordance with paragraph 3 of the Agreement may consist of a single document in respect of both of the transactions which together form the Buy/Sell Back Transaction or separate Confirmations may be delivered in respect of each such transaction. Such Confirmations may be in the form of Annex 11 to the Agreement except that, subject to sub-paragraph (c) below, such Confirmations shall not include the item specified in paragraph 10 of Annex 11.

(c)

When entering into a Buy/Sell Back Transaction the parties shall also agree the Sell Back Price and the Pricing Rate to apply in relation to that Transaction on the scheduled Repurchase Date. The parties shall record the Pricing Rate in at least one Confirmation applicable to that Buy/Sell Back Transaction.

(d)	Buy/Sell Back Transactions shall not be terminable on demand.

(e)

In the case of a Buy/Sell Back Transaction, the Purchase Price shall be quoted exclusive of Accrued Interest to the Purchase Date on the Purchased Securities and the Sell Back Price shall be quoted exclusive of Accrued Interest.

(f)

For the purposes of paragraph 3(c) of the Agreement, in the case of a Buy/Sell Back Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the payment of the Purchase Price plus an amount equal to Accrued Interest to the Purchase Price on such Purchased Securities.

(g)

In the case of a Buy/Sell Back Transaction, paragraph 3(f) of the Agreement shall not apply. Termination of such a Transaction will be effected on the Repurchase Date by transfer to Seller or its agent of Equivalent Securities against the payment by Seller of (i) in a case where the Repurchase Date is the date originally scheduled by the parties pursuant to paragraph 3(b)(iii) of the Agreement, the Sell Back Price referred to in paragraph 2(iii)(x) of this Annex plus an amount equal to Accrued Interest to the Repurchase Date; and (ii) in any other case, the Sell Back Price referred to in paragraph 2(iii)(y) of this Annex.

4. Margin maintenance: "repricing"

If the parties agree that a Buy/Sell Back Transaction is to be repriced in accordance with paragraph 4(i) of the Agreement, they shall at the time of such repricing agree the Purchase Price, the Sell Back Price and the Pricing Rate applicable to the Repriced Transaction.

5. Income Payments

Paragraph 5 of the Agreement (relating to Income payments) shall not apply to Buy/Sell Back Transactions.

SIGNATORIES

The Company

EKSPORTFINANS ASA

By  /s/ Gisele Marchand
     .............................................................................................................................................

Name in block letters   GISELE MARCHAND
                                       ...........................................................................................................

Title  ADM DIR
          ........................................................................................................................................

By
     .............................................................................................................................................

Name in block letters
                                       ...........................................................................................................

Title
          ........................................................................................................................................

The Mandated Lead Arrangers

DnB NOR BANK ASA

By  /s/ Per H. Brinch    /s/ Helge Helgesen
     .............................................................................................................................................

Name in block letters  PER H. BRINCH     HELGE HELGESEN
                                       ............................................................................................................

Title  SVP / SVP
          .........................................................................................................................................

DANSKE BANK A/S

By  /s/ David Sander Hjortsø     /s/ Jane Hilkjær Lauridsen
     .............................................................................................................................................

Name in block letters  DAVID SANDER HJORTSØ     JANE HILKJÆR LAURIDSEN
                                       ...........................................................................................................

                                                       First Vice President
Title   Senior Legal Adviser       Head of Danske Markets Legal
          .........................................................................................................................................

NORDEA BANK NORGE ASA

By  /s/ Petter Germundson
     .............................................................................................................................................

Name in block letters   PETER GERMUNDSON
                                       ............................................................................................................

Title  SVP
          .........................................................................................................................................

The Banks

DnB NOR BANK ASA

By  /s/ Per H. Brinch    /s/ Helge Helgesen
     .............................................................................................................................................

Name in block letters  PER H. BRINCH     HELGE HELGESEN
                                       ............................................................................................................

Title  SVP / SVP
          .........................................................................................................................................

DANSKE BANK A/S

By  /s/ David Sander Hjortsø     /s/ Jane Hilkjær Lauridsen
     .............................................................................................................................................

Name in block letters  DAVID SANDER HJORTSØ     JANE HILKJÆR LAURIDSEN
                                       ...........................................................................................................

                                                       First Vice President
Title   Senior Legal Adviser       Head of Danske Markets Legal
          .........................................................................................................................................

NORDEA BANK NORGE ASA

By  /s/ Petter Germundson
     .............................................................................................................................................

Name in block letters   PETER GERMUNDSON
                                       ............................................................................................................

Title  SVP
          .........................................................................................................................................

The Agent

DnB NOR BANK ASA

By  /s/ Per H. Brinch    /s/ Helge Helgesen
     .............................................................................................................................................

Name in block letters  PER H. BRINCH     HELGE HELGESEN
                                       ............................................................................................................

Title  SVP / SVP
          .........................................................................................................................................